UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

HERITAGE FINANCIAL GROUP
(Exact name of Registrant as specified in its charter)

United States	000-51305	45-0479535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
 (Address of principal executive offices)

(229) 420-0000
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS.

           On August 23, 2010, Heritage Financial Group issued a press release announcing the that it will revise its accounting treatment and fair value measurements related to the FDIC-assisted acquisition of The Tattnall Bank.  This revision will affect the accounting for expenses that have been or will be incurred in connection with the work-out of loans in the acquired loan portfolio.  This revision will not alter previously reported balance sheets or results of operations for the periods ended and as of December 31, 2009, and March 31, 2010.

Approximately $2.3 million of the $15.0 million purchase discount paid by the FDIC in connection with that acquisition was used to establish a contingent liability for anticipated expenses to be incurred in the future in connection with the work-out of certain loans in the portfolio.  The Company now has determined that the amount allocated to the contingent liability should be reflected as a further reduction to the fair value of the acquired loan portfolio, eliminating the contingent liability.  The Company has also determined that work-out expenses on loans should be recorded in operations as incurred, rather than offsetting those expenses against a contingent liability.

On August 9, 2010, the Company announced financial results for the second quarter that were based on the prior treatment of charging these work-out expenses to the contingent liability.  As a result, when the Company files its Form 10-Q for the second quarter of 2010 later today, these expenses will be reported as current period expenses and included in noninterest expense, and previously reported net income of $297,000 or $0.03 per diluted share will be reduced to $129,000 or $0.01 per diluted share for the second quarter of 2010.  For the first six months of 2010, previously reported net income of $1.1 million or $0.11 per diluted share will be reduced to $926,000 or $0.09 per diluted share.  Accordingly, the Company's previously issued results for the second quarter and first six months of 2010 on August 9, 2010, and the Form 8-K filed that day regarding results of operations for the second quarter and first six months of 2010, should no longer be relied upon.

The full text of the press release is set forth in Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (d)       Exhibits.

        99       Press Release dated August 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP

Date:	August 23, 2010	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99	Copy of press release issued by the Company on August 23, 2010.